(STANDARD CHARTERED letterhead)


The Directors,
TEREX EQUIPMENT LIMITED
Newhouse Industrial Estate,
Motherwell ML1 5RY.

The Directors,
TEREX CORPORATION,
500 Post Road East,
Suite 320,
Westport,
Connecticut, 06880 U.S.A.
                                             (23 Dec), 1993


Dear Sirs

We are pleased to offer on an uncommitted basis the credit facilities set out in the schedule hereto on the following terms and conditions:-

1.   The facilities

     Lender:             Standard Chartered Bank

     Borrowers:          Terex Equipment Limited and Terex Corporation who
     (each 'a borrower') shall be jointly and severally liable hereunder for all liabilities howsoever arising under this Facility
                         Letter provided that the credit facilities set out in the Schedule hereto shall be for the sole use of and may only be drawn or utilized by Terex Equipment
                         Limited. The liability hereunder of the Borrowers and each of them shall not be avoided, invalidated or impaired and each Borrower shall be bound by the terms of this Facility Letter and the Ancillary
                         Documentation notwithstanding that the other Borrower who was intended to execute or to be bound by it may not do or be so.

     Availability of     At the absolute discretion of the Bank, at the time
     Facilities          after the date of your acceptance of the terms of
                         this Facility Letter and satisfaction of the conditions precedent contained in paragraph 2 below until terminated in respect of all or any of the credit facilities by either party on demand.

2.   Conditions

     The offer of these uncommitted credit facilities is subject to the satisfaction of the following conditions on or before drawdown (all documents to be in form and substance satisfactory to the Bank):-

     (a) the valid acceptance of this Facility Letter by each of the Borrowers in accordance with the terms hereof;

     (b) the delivery of a certified copy of Minutes of a Meeting of the Board of Directors in substantially the form attached hereto as Annese G of each of the Borrowers or such other form of authority as the Bank may agree approving the acceptance of this Facility Letter and the execution of the Ancillary Documentation;

     (c) the completion and delivery to the Bank by Terex Equipment Limited of a Bank Mandate and Supplementary Mandate and Indemnity substantially in the form set out as Annexe A to this Facility Letter;

     (d) the execution by Terex Equipment Limited of a debt purchase agreement substantially in the form set out as Annexe B to this Facility Letter;

     (e) the execution by Terex Equipment Limited of an assignment in security in favour of the Bank of the policy of insurance issued by NCM Credit Insurance Limited in respect of the trade receivables referred to in Part IV of the Schedule hereto and the delivery to the Bank of a certified copy of that policy;

     (f) the execution by Terex Equipment Limited in favour of the Bank of a counter indemnity substantially in the form set out as Annexe C to this Facility Letter in respect of the Bank's obligations under the facility referred to in Part III of the Schedule hereto;

     (g) the execution by Terex Equipment Limited of a Charge over Cash Deposits in favour of the Bank substantially in the form set out as Annexe D to this Facility Letter; and

     (h) the execution of a ranking agreement containing (inter alia) consents from United States Trust Company of New York and Continental Bank N.S. with any existing secured creditors of Terex Equipment Limited substantially in the form set out as Annexe H to this Facility Letter in a form acceptable to the Bank; and

     (i) a legal opinion addressed by Maclay Murray & Spens, solicitors to Terex Equipment Limited, to the Bank confirming (inter alia) that Terex Equipment LImited has full corporate capacity, power, authority and legal right to enter into and perform its obligations under this Facility Letter and the Ancillary Documentation and that such documents are legal, valid and binding upon Terex Equipment LImited and have been duly authorised, executed and delivered by it substantially in the form set out as Annexe I to this Facility Letter; and

     (j) the execution of a Forex Netting and Close Out agreement between Terex Equipment Limited and the Bank in respect of the forward foreign exchange line referred to in Part V of the Schedule in a form to be agreed; and

     (k) the execution by Terex Equipment Limited of a Set-off agreement in favour of the Bank substantially in the form set out as Annexe E to this Facility Letter; and

     (l) the execution by Terex Equipment Limited of an NCM debt purchase agreement substantially in the form set out as Annexe F to this Facility Letter or such other form to be agreed; and

     (m) the execution by Terex Equipment Limited of an Assignment of proceeds under letters of credit in connection with the discounting of bills of exchange drawn under such letters of credit referred to in Part I of the Schedule in a form to be agreed.

3.   Representations and warranties

     To induce the Bank to enter into this Facility Letter and to make the facilities available hereunder, the Borrowers hereby jointly and severally represent and warrant to the Bank that:-

     (a) the Borrowers are duly incorporated under the laws and jurisdiction of the states or countries in which they are respectively incorporated and have full power to own their assets and carry on their respective businesses in each applicable jurisdiction in which they operate;

     (b) each of the Borrowers has power to enter into and perform its obligations under this Facility Letter and the Ancillary Documentation and has taken all necessary corporate action to authorise the execution thereof and the performance of its obligations thereunder and this Facility Letter has been, and the Ancillary Documentation will be, duly executed and delivered or as the case may require, signed by the relevant Borrower and constitutes, or will constitute when executed, its legal, valid and binding obligation; and

     (c) the execution, delivery and performance of this Facility Letter and Ancillary Documentation does not and will not cause either of the Borrowers to be in breach of any law or regulation to which it is subject, any provision of its constitution or any agreement to which it is a party and all governmental or other consents requisite for such execution, delivery and performance have been obtained and are in full force and effect; and

     (d) each Borrower's execution, delivery and performance of this Facility Letter and the Ancillary Documentation will not result in the existence of, or oblige either of the Borrowers to create any security interest in favour of any third party (other than the Bank) over the whole or any part of its undertaking or assets, present or future and there are no subsisting mortgages, charges or other encumbrances affecting any of its or their undertaking, assets or revenues other than the Existing Charges and those arising by operation of law.

4.   Financial information

4.1 While any amount is outstanding under any of the facilities or is capable of being drawn hereunder, the Borrowers will supply the Bank with the following financial information:-

     (a) two copies of the annual audited consolidated accounts of Terex Equipment Limited within four months of its financial year end and two copies of the Form 10K for Terex Corporation within 10 days of the filing of the same;

     (b) a copy of the monthly management accounts of Terex Equipment Limited within twenty eight days of each month end; and

     (c) Form 10Q in respect of Terex Corporation within 10 days of the quarterly filing of the same.

4.2 Terex Equipment Limited will, following delivery of the monthly management accounts, if so requested by the Bank, meet with the Bank to discuss the same and shall provide such further information relative to its business and affairs as the Bank may reasonably request.

4.3 Terex Corporation will, following the delivery of the Form 10Q in respect of the second quarter of each financial year, if so requested by the Bank, meet with the Bank to discuss the same and will provide the Bank with such further information relative to its business and affairs as the Bank may reasonably request.

5.   Covenants

     Terex Equipment Limited hereby undertakes to the Bank that it will:-

     (a) not create or permit to exist any lien, charge or security interest over all or any part of its current and/or future assets other than
          (i) as provided by this Facility Letter, (ii) the Existing Charges
          (iii) security arising by operation of law and (iv) contractual retention of title provisions relating to goods supplied in the ordinary course of business to Terex Equipment Limited;

     (b) if so required by the Bank enter into a "Preferred Supplier" agreement in form and substance reasonably satisfactory to the Bank and Terex Equipment limited under which the Bank would have first option on any "ECGD" (e.g. Buyer Credit) business arising from export business;

     (c) procure that all consents, licences and approvals as may be required by it for the performance of its obligations under this Facility Letter and/or the Ancillary Documentation are obtained and maintained in full force and effect.

6.   Payments

     (a) Each payment to be made by Terex Equipment Limited to the Bank hereunder or under the Ancillary Documentation shall be made in the currency of the relevant obligation in immediately available cleared funds free and clear of and without deduction (subject to paragraph
          (g) below) for or on account of any set off or counter-claim or any taxes or other duties (save as may be required by law) during banking hours on the due date for such payment to the Bank in the case of a sterling payment, for the account of Standard Chartered Bank, Manchester Sort Code 609103 and, in the case of a payment in a currency other than sterling, to such other account as the Bank may from time to time designate to Terex Equipment Limited in writing.

     (b) If the due date for payment of any sum is not a Business Day then such payment shall be made on the next following Business Day.

     (c) Interest, commissions and fees shall be calculated, in the case of sterling obligations, on the basis of a 365 day year and the actual number of days elapsed and, in the case of obligations in currencies other than sterling, on the basis of a 360 day year or such other basis as is standard for the currency in question.

     (d) any money payable under this Facility Letter which is not paid when due by the Borrowers shall bear interest on a daily basis from the due date to the date of actual payment. Interest shall be charged at the rate per annum determined by the Bank to be equal to 2% above the rate applicable in accordance with the Schedule hereto to such amounts.

     (e) If the Bank determines that by reason of circumstances affecting the Bank or the relevant Londong Interbank Market adequate and reasonable means do not exist for ascertaining the offered rates of interest stated to apply hereunder such offered rates shall be determines by reference to the cost of funds from such other sources as the Bank may in its reasonable discretion from time to time determine.

     (f) The determination by the Bank of the amount of any interest commission or fee shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     (g) If either of the Borrowers is compelled by law to withhold or deduct any taxes or other duties from any sum payable hereunder, the sum so payable by such Borrower shall be increased so as to result in the receipt by the Bank of a net amount equal to the full amount expressed to be payable hereunder.

7.   Fees and expenses

     (a) All proper legal fees and other costs and expenses and value added tax thereon incurred by the Bank in connection with the enforcement of its rights hereunder and/or the, preservation and enforcement of the Bank's rights under the Ancillary Documentation will be payable by the Borrowers jointly and severally to the Bank on request on a full indemnity basis.

     (b) The Borrowers will jointly and severally pay to the Bank in respect of any utilisation of the credit facilities hereunder the commissions, fees and expenses relating to such utilisation referred to in Parts I to V of the Schedule hereto.

     (c) The Borrowers shall pay to the Bank by 12 equal consecutive monthly instalments an arrangement fee (subject to paragraph (f) below) of pd55,000. The first instalment shall be payable on acceptance of this Facility Letter and shall be non-refundable in any event. If the conditions precedent to drawdown are not satisfied within one month of the date of acceptance then provided no facilities are or have been provided hereunder the Borrowers shall not be obliged to pay subsequent instalments of such arrangement fee. If the Bank (without prejudice to the uncommitted nature of the facilities) at any time withdraws all or any of the credit facilities without the agreement of the Borrowers within 12 months of the date of the Borrowers acceptance hereof, the Borrowers shall not be required to pay any subsequent instalments of such arrangement fee in respect of subsequent months in that twelve month period. If the Borrowers shall cancel all or any part of the credit facilities within 3 months of the date of their acceptance hereof or if the average utilisation of the facilities referred to in Parts III and IV of the Schedule hereto by the Borrowers falls below 25 per cent in any three month period commencing one month after satisfaction of the conditions specified in Clause 2 above the balance of the arrangement fee then unpaid shall be immediately payable in full.

     (d) The Borrowers shall pay all present and future stamp, registration and similar taxes or charges which may be payable in connection with the execution, delivery, performance or enforcement of this Facility Letter and/or the Ancillary Documentation. The Borrowers shall pay or indemnify the Bank on demand against any and all liabilities including penalties with respect to or resulting from delay or omission to pay any such stamp, registration and similar taxes or charges.

     (e) The Borrowers shall pay the Bank on demand and in the currency in which such amount shall have been demanded, made, suffered or incurred under or in respect of any bond or guarantee and shall at all times reimburse and indemnify the Bank and keep it indemnified, as primary obligor and not merely as surety, and notwithstanding the insufficiency, illegality or unenforceability of any bond or guarantee, from and against all actions, proceedings, claims, liabilities, damages, losses, costs, charges and expenses whatsoever in relation to or arising out of each Bond and Guarantee.

     (f) In relation to the facility to which part III of the Schedule refers and to the provision by the Bank of advance payment bonds/guarantees only, the Bank agrees to give consideration to the Borrowers providing less than 100% cash cover in relation to such bonds/guarantees provided that should in the reasonable opinion of the Bank Terex Equipment Limited during 1994 derive an interest related benefit of pd10,000 or more as directed result of such reduction in required cash cover, the Borrowers shall pay the Bank on demand an additional sum of pd5,000 by way of supplemental arrangement fee.

8.   Definitions and interpretation

     (a)  In this Agreement:

          "Ancillary          means the documentation to be entered into in
          Documentation       terms of this Agreement described more
                              particularly in Clause 2 hereof

          "the Bank"          means Standard Chartered Bank

          "Borrowers"         means, subject to paragraph 1 of this Facility
                              Letter, Terex Equipment Limited and Terex
                              Corporation all liabilities of whom shall be joint and several

          "Business Day"      means a day (other than a Saturday or a Sunday)
                              on which clearing banks are open for business in the City of London.

          "Existing Charges"  means (i) a standard security over subjects at
                              Newhouse Industrial Estate, Motherwell
                              registered in the Land Register of Scotland under Title Number LAN1461 (the "Property") dated 4th August 1992 in favour of United States Trust Company of New York (ii) a floating charge dated 31st July 1992 over the whole of the property (including uncalled capital) from time to time of Terex Equipment Limited in favour of United States Trust Company of New York (iii) a standard security over the Property dated 4th August 1992 in favour of Continental Bank N.A. and (iv) a floating charge dated 31st July 1992 over the whole of the property (including uncalled capital) from time to time of Terex Equipment Limited in favour of Continental Bank N.A. (v) an assignation of debt in security dated 9th June 1993 in favour of Barclays Bank PLC

     (b) References to "this Facility Letter" means the agreement resulting from the acceptance by the Borrowers of this offer of facilities.

     (c) References to any enactment shall be deemed to include references to any enactment which amends, extends, consolidates or replaces the same.

     (d) Paragraph headings are for convenience only and shall not affect the construction hereof.

     (e)  The singular shall include the plural and vice versa.

9.   Notices

     (a) Except as otherwise herein provided all notices, requests, demands or other communications to or upon the parties hereto:-

          (i)    shall be given or sent by letter or by telefax transmission;

          (ii) if given to the Bank shall be given to it at its address set out in this letter or to such other address as it may designate as its address from time to time by notice to the Borrowers marked for the attention of W A Cromby Esq or the manager of the Edinburgh branch of the Bank from time to time.

          (iii) if given to the Borrowers shall be given to Terex Equipment Limited at its address set forth above or at such other address as it may designate as its address from time to time by notice to the Bank marked for the attention of the Finance Director and, in the case of a notice terminating or making demand for payment under any of the credit facilities or making any material change to the terms of this Facility Letter, to Terex Corporation at its address set forth above or at such other address as it may designate as its address from time to time by notice to the Bank marked for the attention of the Treasurer.

     (b) Any notice required to be "written" or "in writing" includes except as otherwise provided herein, one given by telefax transmission in accordance with the provisions of this Clause.

     (c) The Bank may, but shall not be obliged to, rely upon and act in accordance with any communication which may be or purport to be given by telephone or telefax transmission on behalf of the Borrowers by any person notified to the Bank by the Borrowers as being authorised to give such communication without enquiry by the Bank as to authority or identity of the person making or purporting to make such communication. In consideration of the Bank acting in accordance with the foregoing provisions of this sub-clause the Borrowers hereby agree to indemnify the Bank and agree to keep the Bank indemnified against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result thereof.

10.  Assignments

     The Borrowers shall not be entitled to assign or transfer all or any part of their rights, benefits or obligations hereunder. The Bank shall not assign but may syndicate or allow others to participate in its rights and benefits hereunder.

11.  Confidentiality

11.1 Without prejudice to Clause 11.2 below, the Bank and each of the Borrowers undertakes to keep confidential the terms of this Facility Letter and any and all information received by any of them hereunder or in connection herewith save as may be required by law or by any regulatory authority.

11.2 The Bank may disclose to any prospective transferee or sub-participant of all or any of its rights and benefits hereunder such information about the Borrowers as shall have been made available to the Bank generally.

12.  Illegality

     If at any time, it is unlawful for the Bank to give effect to any of its obligations hereunder it shall not thereafter be obliged to perform such obligations and in relation to outstanding Bonds and/or Guarantees or any other actual or contingent losses, claims or liabilities which the Bank may suffer resulting from such illegality the Borrowers shall immediately on demand pay the Bank cash collateral in an amount equal to and in the same currency as the total amount outstanding under all such Bonds or Guarantees (including Tender Bonds) or pursuant to any of the facilities which may be made available hereunder in relation to which the Bank is entitled to be reimbursed or indemnified.

13.  Currency Indemnity

     The Borrowers agree jointly and severally to indemnify the Bank against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due under this Facility Letter and such judgment or order being expressed in a currency other than that in which the payment was due and as a result of any variation having occurred in the rates of exchange between the date of any such amount becoming due hereunder and the date of actual payment thereof.

14.  Remedies and Waivers

     No failure to exercise and no delay in exercising, on the part of the Bank any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

15.  Invalidity of provisions

     If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law neither the legality, validity or the enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

16.  Events of Default

     If at any time and for any reason, whether within or beyond the control of the Borrowers any of the following events should occur:-

     (a) failure by a Borrower to pay in full the whole or any part of an outstanding amount which is due for payment or to pay in full interest or costs or any other monies payable in each case under the terms of this Facility Letter and/or the Ancillary Documentation and in each case within 3 days of the due date;

     (b) failure by a Borrower to perform or comply with any other of its obligations, undertakings or covenants under this Facility Letter and, if that default is capable of remedy, it is not remedied within 12 Business Days after the Bank has given notice to the Borrower;

     (c) if any financial indebtedness other than the financial indebtedness of a Borrower hereunder exceeding pd500,000 (or its equivalent in any other currency) shall be reason of default on the part of that Borrower become due (other than any financial indebtedness which the Borrower shall be contesting in good faith provided the Borrower is capable of proving, if requested by the Bank, to the satisfaction of the Bank that it is capable of discharging such liability without adversely affecting its financial condition);

     (d) if a Borrower shall suspend or threaten to suspend operations or if all or a substantial part of its assets shall be nationalised, expropriated or compulsorily acquired by any governmental or other authority otherwise than on the basis of the payment of full compensation or if that Borrower shall transfer or dispose or all or a substantial part of its assets without the prior written consent of the Bank (such consent not to be unreasonably withheld) and the same will have a material adverse affect on that Borrower;

     (e) if a petition shall be presented by or against a Borrower for its voluntary or involuntary liquidation or dissolution, other than voluntary liquidation approved by the Bank (such approval not to be unreasonably withheld or delayed), or shall have a petition presented for the appointment of an administrator or if a receiver shall be appointed over any of the assets of the Borrower under any law or regulation and such petition is not discharged within 12 Business Days of such petition;

     (f) if a Borrower is deemed unable to pay its debts within the meaning of section 123(1)(a), (b) or (e) or (2) of the Insolvency Act 1986;

     (g) if any material written representation, warranty or statement of fact made by or on behalf of a Borrower in this Facility Letter or in any document furnished under or in connection with this Facility Letter is incorrect in any material respect as at the date on which it is made;

     (h) if there shall occur in the reasonable opinion of the Bank, an adverse change in the financial condition of, or the business undertaken by a Borrower which would have a material adverse affect on the ability of that Borrower to perform its obligations hereunder;

     (i) if there occurs in relation to a Borrower in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Bank following the taking of appropriate advice, appears in that country or territory to correspond with or have an effect equivalent or similar to, any of those mentioned in Clauses 16(e) and 16(f) hereof;

     then the Bank may by notice to the Borrowers require the Borrowers to secure the Bank to its satisfaction fully for such amount as the Bank shall reasonable determine to be necessary against all actual or contingent actions, proceedings, claims, liabilities, damages, losses, costs, charges and expenses under or in connection with each guarantee and/or bond (including tender bonds) outstanding under the facility referred to in Part III of the Schedule and/or in connection with the outstanding facilities provided under Part V of the Schedule hereto and in relation to which it is entitled to be reimbursed or indemnified under this Facility Letter, by payment of 100% cash collateral to the Bank.
     The Borrowers shall also be obliged to provide 100% cash collateral to the bank in respect of outstanding invoices or bills of exchange discounted under Part IV of the Schedule hereto in the event the Bank reasonably considers that such invoices or bills of exchange may not or no longer be covered by the terms of the insurance policies issued by NCM Credit Insurance Limited relating thereto such that the Bank may not make a successful claim thereunder.

17.  Law

     This Facility Letter shall be governed by and construed in accordance with the English law and each of the Borrowers hereby submits to the jurisdiction of the English Courts but without prejudice to the rights of the Bank to commence proceedings against the Borrowers in any other jurisdiction.

18.  Service of Process

     The Borrowers each hereby irrevocably authorise and appoint Messrs Anthony Murray and Laing of 10 Foster Lane, London EC2V 6HB (or such other person being a firm of solicitors resident in England as the Borrowers may from time to time by notice to the Bank substitute) ("the Agent") to accept service of all legal process arising out of or in connection with this Facility Letter and/or the Ancillary Documentation and service on the Agent shall constitute service on the Borrower or Borrowers.

The offer set forth above may be accepted by signing and returning the enclosed copy hereof and is open for acceptance until 31st January 1994.

Yours faithfully

/s/                                /s/ W. G. Galloway

For and on behalf of Standard Chartered Bank


Agreed and accepted on behalf of Terex Equipment Limited by

/s/ W. S. Buchan
Duly Authorised Signatory
pursuant to a board resolution
dated 23 Dec 1993

[date] 23 Dec 1993


Executed as a deed on behalf of Terex Corporation by

/s/ A. M. Boysan
Duly Authorised Signatory
pursuant to a board resolution
dated Dec 31, 1993

[date]


_______________________
Duly Authorised Signatory
pursuant to a board resolution
dated         1993


[date]



                                 The Schedule

                                    Part I

                             Discounting Facility




Facility:                Discounting Facility

Facility Amount:         pd3,000,000 (or currency equivalent

Purpose:                 (a)  For the 100% discount, without recourse, of
                              bills of exchange accepted by the Bank drawn under confirmed letters of credit, with a maximum maturity of 180 Days

                         (b) For the 100% discount, without recourse, of bills of exchange accepted by the drawees (buyers) and avalised by acceptable banks, with a maximum maturity of 180 Days

Beneficiary:             Terex Equipment Limited

Minimum L/C Value:       pd100,000 or currency equivalent

Maturities:              Upon maturity of Bill of Exchange, maximum 180 Days

Discounting Bank:        Standard Chartered Bank

Issuing Banks:           Acceptable Banks to be subject to credit risk and
                         geographical restrictions determined by the Bank

Acceptance Commission:   0.1% per month payable from the date a facility
                         hereunder is utilised and in such currency as is specified on the relevant bill of exchange

Commitment Fee:          Nil

Discount Margin:         1% per annum over Bank's Published Base Rate or LIBOR
                         for the amount and for such period as may be agreed between Terex Equipment Limited and the Bank. The reference rate of interest to be agreed or else, if not agreed, determined by the Bank.

Negotiation Fees:        As per the Bank's Tariff

Security:                Assignment of Proceeds under Letter of Credit



                                   Part II

                           Debt Purchasing Facility


Facility:                Debt Purchasing Facility

Facility Amount:         pd2,500,000 (or currency equivalent)

Purpose: The discount, without recourse, of debts represented or evidenced by invoices accepted payable by the UK Ministry of Defence ("MoD")

Purchase Price:          100% of the face value

Beneficiary:             Terex Equipment Limited

Minimum Value:           pd100,000

Maturities:              45/60 Days Open Account

Commission Fee:          pd30 plat per invoice

Interest:                1.5% per annum over the Bank's Published Base Rate
                         from time to time

Pre-Conditions:          List of Authorised MoD Signatories to be supplied to
                         the Bank.  Invoices to be accepted payable by MoD.
                         MoD to confirm it shall not exercise any set off against amount payable under such invoice

Security:                MoD signed invoice or MoD Guarantee

Documentation:           Debt Purchase Agreement substantially in the form set
                         out in Annexe B to this Facility Agreement signed by Terex Equipment Lmiited with the omission of those provisions relating to recourse



                                   Part III

                       General Bonding Line for Tender,
                  Performance and Retention Bonds/Guarantees

Facility:                General bonding line for tender performance and
                         retention bonds/guarantees

Facility Amount:         pd5,000,000 (or currency equivalent) Inner Limit for
                         Tender Bonds pd1m maximum

Purpose: To issue Tender, Performance, Advance Payment and Retention Bonds/Guarantees in respect of contracts won by Terex Equipment Ltd. Maximum period 12 months

Beneficiary:             Acceptable beneficiaries to be subject to certain
                         geographical restrictions determined by the Bank

Minimum Bonding Amount:  N/A

Counter Indemnity:       Counter indemnity to be provided by Terex Equipment
                         Ltd substantially in the form set out in Annexe C

Maturities:              Bonds may be issued at any time with Final Maturities
                         of up to 2 years

Commission Fees:         1.5% per annum on non cash backed Bonds
                         0.5% per annum on cash backed Bonds

Issuance Fee:            Local costs in connection with the issuance of Bonds
                         to be for the account of Terex Equipment Limited

Pre-Conditions to        To include inter alia:
Issuance of Bonds:       (i)  Satisfaction with wording and terms of Bonds
                         (ii) Satisfaction with Beneficiary and country of
                              issuance

Security:                100% cash collateral in respect of outstanding Bonds
                         (except Tender Bonds) for no less than the actual or contingent liability of the Bank under such Bonds from time to time secured by the charge of Cash
                         Deposits substantially in the form set out in Annexe
                         D to this Facility Letter



                                   Part IV

                  NCM Insured Bill Advance/Discount Facility

Facility:                NCM Insured Bill Advance/Discount Facility

Facility Amount:         pd7,500,000 (or currency equivalent)

Purpose: To facilitate the discount of invoices or bills of exchange drawn on various domestic or overseas buyers covered by NCM Credit Insurance policy. Discounts will be made on a non recourse basis subject to there being a valid claim under the NCM insurance policy following an event of non payment

Beneficiary:             Terex Equipment Limited

Amount: Maximum 90% of the face value of each invoice/bill of exchange

Maximum Amount:          pd320,000 on any one invoice/or bill of exchange

Duration:                No advance/discount beyond 180 days maximum

Commission Fee:          pd30 per advance/discount plus bill collection
                         commission as per tariff

Interest:                1.5% per annum over base rate/LIBOR for the amount
                         and for such period as may be agreed between Terex
                         Equipment Limited and the Bank. The reference rate of interest to be agreed on, if not agreed, to be determined by the bank

Pre-Condition:           Zero claims history to be established with NCM.
Condition Subsequent:    Audit of Terex Equipment Ltd., systems etc. by
                         Sedgwicks

Security:                Assignment to the Bank of NCM Credit Insurance policy

Documentation:           (a)  General letter of set-off, Annexe E
                         (b)  Agreement, as per Annexe F



                                    Part V

                        Forward Foreign Exchange Line

Facility:                Forward Foreign Exchange Line

Facility Amount:         pd10,000,000 (or currency equivalent)

Purpose: To enable Terex Equipment Limited to mitigate the effects of Foreign Exchange fluctuations by way of Forward Contracts

Beneficiary:             Terex Equipment Limited

Maximum Amount:          pd10,000,000 (Gross)

Documentation:           Forex netting and close out Agreement